Plexus Announces Fiscal Third Quarter 2015 Financial Results

•	Record revenue in fiscal third quarter of $670 million

•	Diluted EPS of $0.69

•	Initiates fiscal fourth quarter 2015 revenue guidance of $650 - $680 million with diluted EPS of $0.64 to $0.72

NEENAH, WI - July 22, 2015 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal third quarter ended July 4, 2015.

	Three Months Ended
	July 4, 2015	July 4, 2015	October 3, 2015
Summary GAAP Items	Q3F15 Results	Q3F15 Preliminary**	Q4F15 Guidance

Revenue (millions)	$670	$670	$650 to $680
Operating margin	4.3%		4.2% to 4.5%
Diluted EPS	0.69*	$0.67 to $0.70	$0.64 to $0.72***

Summary Non-GAAP Items
Return on invested capital (ROIC)	14.1%
Economic Return	3.1%

*Includes $0.10 per share of stock-based compensation expense
**Preliminary results issued on July 13, 2015; guidance provided on April 22, 2015 was revenue of $670 to $700 million and EPS of $0.71 to $0.79
***Includes $0.10 per share of stock-based compensation expense but excludes any unanticipated special items

Additional Fiscal Third Quarter 2015 Information

•	Won 34 programs during the quarter representing approximately $147 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $716 million in annualized revenue

•	Purchased $7.5 million of our shares at an average price of $44.40 per share

Dean Foate, Chairman, President and CEO, commented, “Our fiscal third quarter results were consistent with our announcement of preliminary results on July 13th. While revenue of $670 million set a new quarterly record for the company, our results were disappointing given the stronger expectations we had when we issued our initial guidance in April. Looking forward to next quarter, we expect continuing end-market weakness in our Networking/Communications sector to largely offset anticipated sequential growth in our other three market sectors. As a consequence, we are guiding fiscal fourth quarter 2015 revenue of $650 to $680 million. Achieving the midpoint of our guidance would result in full year revenue growth just shy of our 12% enduring goal. At this level of revenue we expect diluted EPS in the range of $0.64 to $0.72 for the fiscal fourth quarter.”

Patrick Jermain, Senior Vice President and CFO, commented, “Although we met the low end of our initial revenue guidance, our earnings performance for the fiscal third quarter was below our guidance range.

The disproportionate reduction in earnings was largely due to margin underperformance associated with missed product shipments out of one of our Defense/Security/Aerospace focus factories.”

Quarterly Comparison	Three Months Ended
	July 4, 2015	April 4, 2015	June 28, 2014
($ in thousands, except per share data)	Q3F15	Q2F15	Q3F14

Revenue	$669,585	$651,285	$620,505
Gross profit	$59,087	$59,777	$58,593
Operating profit	$28,631	$29,452	$28,198
Net income	$23,794	$23,594	$24,584
Diluted EPS	$0.69	$0.69	$0.71
Adjusted net income*	$23,794	$23,594	$25,799
Adjusted diluted EPS*	$0.69	$0.69	$0.74

Gross margin	8.8%	9.2%	9.4%
Operating margin	4.3%	4.5%	4.5%
Adjusted operating margin*	4.3%	4.5%	4.7%
ROIC*	14.1%	14.5%	14.6%
Economic Return*	3.1%	3.5%	3.6%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached non-GAAP supplemental data.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments.

Market Sector (millions)	Three Months Ended
	July 4, 2015		April 4, 2015		June 28, 2014
	Q3F15		Q2F15		Q3F14
Networking/Communications	$222	33%	$210	32%	$203	33%
Healthcare/Life Sciences	180	27%	191	29%	177	28%
Industrial/Commercial	176	26%	160	25%	154	25%
Defense/Security/Aerospace	92	14%	90	14%	87	14%
Total revenue	$670		$651		$621

Fiscal Third Quarter 2015 Supplemental Information
Fiscal third quarter cash cycle was 62 days. The company delivered $15 million in cash from operations and used $10 million for capital investment during the quarter, resulting in positive free cash flow of $5 million. Top 10 customers comprised 57% of revenue during the quarter, up two percentage points from the previous quarter.

Cash Conversion Cycle	Three Months Ended
	July 4, 2015	April 4, 2015	June 28, 2014
	Q3F15	Q2F15	Q3F14
Days in accounts receivable	48	48	48
Days in inventory	88	86	84
Days in accounts payable	62	63	67
Days in cash deposits	12	12	8
Annualized cash cycle*	62	59	57
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits

Conference Call and Webcast Information

What:	Plexus Fiscal Third Quarter 2015 Earnings Conference Call and Webcast
When:	Thursday, July 23 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com or directly at http://edge.media-server.com/m/p/sex9wib2/lan/en

Conference Call: +1.888.771.4371 with passcode: 40017940

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 40017940

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities, such as our new facility in Guadalajara, Mexico; possible unexpected costs and operating disruption in transitioning programs; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; the adequacy of restructuring and similar charges as compared to actual expenses; our ability to manage successfully a complex business model characterized by high customer and product mix, low volumes and demanding quality, regulatory, and other requirements; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the potential effect of world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2014 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014
Net sales	$669,585	$620,505	$1,985,560	$1,712,026
Cost of sales	610,498	561,912	1,805,282	1,549,096

Gross profit	59,087	58,593	180,278	162,930

Operating expenses:
Selling and administrative expenses	30,456	29,180	91,722	83,106
Restructuring costs	—	1,215	1,691	10,865
Operating profit	28,631	28,198	86,865	68,959

Other income (expense):
Interest expense	(3,280)	(3,055)	(10,440)	(8,952)
Interest income	866	770	2,552	2,092
Miscellaneous	471	1,271	549	2,182

Income before income taxes	26,688	27,184	79,526	64,281

Income tax expense	2,894	2,600	9,059	3,518

Net income	$23,794	$24,584	$70,467	$60,763

Earnings per share:
Basic	$0.71	$0.73	$2.10	$1.80
Diluted	$0.69	$0.71	$2.05	$1.75

Weighted average shares outstanding:
Basic	33,653	33,837	33,617	33,810
Diluted	34,454	34,670	34,400	34,686

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 4,	April 4,	June 28,
	2015	2015	2014
Operating profit, as reported	$28,631	$29,452	$28,198
Operating margin, as reported	4.3%	4.5%	4.5%

Non-GAAP adjustments:
Restructuring costs*	—	—	1,215

Operating profit, as adjusted	$28,631	$29,452	$29,413
Operating margin, as adjusted	4.3%	4.5%	4.7%

Net income, as reported	$23,794	$23,594	$24,584

Non-GAAP adjustments:
Restructuring costs*	—	—	1,215

Net income, as adjusted	$23,794	$23,594	$25,799

Diluted earnings per share, as reported	$0.69	$0.69	$0.71

Non-GAAP adjustments:
Restructuring costs	—	—	0.03

Diluted earnings per share, as adjusted	$0.69	$0.69	$0.74

*Summary of restructuring costs
Severance costs	$—	$—	$669
Fixed asset impairment	—	—	25
Other exit costs	—	—	521
Total restructuring costs	$—	$—	$1,215

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	July 4,		April 4,		June 28,
	2015		2015		2014
Operating profit		$86,865		$58,234		$68,959
Restructuring costs		1,691		1,691		10,865
Adjusted operating profit		$88,556		$59,925		$79,824
	÷	3			÷	3
		29,519				26,608
	x	4	x	2	x	4
Annualized operating profit		$118,076		$119,850		$106,432
Tax rate	x	11%	x	10%	x	9%
Tax impact		12,988		11,985		9,579
Operating profit (tax effected)		$105,088		$107,865		$96,853

Average invested capital	÷	$745,030	÷	$745,441	÷	$661,835

ROIC		14.1%		14.5%		14.6%
Weighted average cost of capital		11.0%		11.0%		11.0%
Economic Return		3.1%		3.5%		3.6%

Average Invested Capital Calculations
	July 4,	April 4,	January 3,	September 27,
	2015	2015	2015	2014
Equity	$835,063	$808,468	$792,298	$781,133
Plus:
Debt - current	4,281	4,774	4,793	4,368
Debt - non-current	259,284	260,025	260,990	262,046
Less:
Cash and cash equivalents	(354,830)	(356,296)	(239,685)	(346,591)
	$743,798	$716,971	$818,396	$700,956

Third quarter fiscal 2015 average invested capital (July 4, 2015, April 4, 2015, January 3, 2015 and September 27, 2014) was $745,030. Second quarter fiscal 2015 average invested capital (April 4, 2015, January 3, 2015 and September 27, 2014) was $745,441.

	June 28,	March 29,	December 28,	September 28,
	2014	2014	2013	2013
Equity	$760,184	$736,493	$722,021	$699,301
Plus:
Debt - current	4,232	3,901	3,796	3,574
Debt - non-current	263,056	256,090	256,949	257,773
Less:
Cash and cash equivalents	(330,314)	(323,695)	(324,156)	(341,865)
	$697,158	$672,789	$658,610	$618,783

Third quarter fiscal 2014 average invested capital (June 28, 2014, March 29, 2014, December 28, 2013, and September 28, 2013) was $661,835.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by (or used in) operations less capital expenditures. For the three months ended July 4, 2015, cash flow provided by operations was approximately $15 million and capital expenditures were approximately $10 million, resulting in positive free cash flow of approximately $5 million.

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	July 4,	September 27,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$354,830	$346,591
Accounts receivable	349,922	324,072
Inventories	588,453	525,970
Deferred income tax	6,399	6,449
Prepaid expenses and other	26,012	27,757

Total current assets	1,325,616	1,230,839

Property, plant and equipment, net	322,821	334,926
Deferred income tax	3,493	3,675
Other	40,309	39,586

Total assets	$1,692,239	$1,609,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,281	$4,368
Accounts payable	416,190	396,363
Customer deposits	76,049	56,155
Deferred income tax	567	647
Accrued liabilities:
Salaries and wages	48,681	52,043
Other	34,556	37,739

Total current liabilities	580,324	547,315

Long-term debt and capital lease obligations, net of current portion	259,284	262,046
Deferred income tax	5,189	5,191
Other liabilities	12,379	13,341

Total non-current liabilities	276,852	280,578

Commitments and contingent liabilities
Shareholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 200,000 shares authorized,
50,549 and 49,962 shares issued, respectively,
and 33,690 and 33,653 shares outstanding, respectively	505	500
Additional paid-in-capital	494,790	475,634
Common stock held in treasury, at cost, 16,859 and 16,309 shares, respectively	(502,488)	(479,968)
Retained earnings	836,852	766,385
Accumulated other comprehensive income	5,404	18,582

Total shareholders’ equity	835,063	781,133

Total liabilities and shareholders’ equity	$1,692,239	$1,609,026

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended
	July 4, 2015		April 4, 2015		June 28, 2014
	Q3F15		Q2F15		Q3F14
Americas	$365,861	55%	$328,753	50%	$324,544	52%
Asia-Pacific	313,900	47%	319,156	49%	295,625	48%
Europe, Middle East, and Africa	33,885	5%	35,773	6%	27,563	4%
Elimination of inter-segment sales	(44,061)	(7)%	(32,397)	(5)%	(27,227)	(4)%
Total revenue	$669,585		$651,285		$620,505